Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

Dated as of August 21, 2025

To

INDENTURE

Dated as of March 6, 2019

4.500% SENIOR NOTES DUE 2030

5.125% SENIOR NOTES DUE 2036

VERISK ANALYTICS, INC.,

As the Company

AND

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Relationship with Base Indenture	1
Section 1.02. Definitions	2

ARTICLE 2
THE NOTES

Section 2.01. Form and Dating	9
Section 2.02. Issuance of Additional Notes	10

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01. Notice of Redemption; Selection of Securities	11
Section 3.02. Notes Redeemed in Part	11
Section 3.03. Optional Redemption	11
Section 3.04. Special Mandatory Redemption	13
Section 3.05. Mandatory Redemption	13

ARTICLE 4
PARTICULAR COVENANTS

Section 4.01. Limitation on Liens	14
Section 4.02. Limitation on Sale/Leaseback Transactions	15
Section 4.03. Offer to Purchase Upon Change of Control Repurchase Event	16

ARTICLE 5
DEFAULTS

Section 5.01. Defaults	18

ARTICLE 6
RESERVED

ARTICLE 7
MISCELLANEOUS

Section 7.01. Trust Indenture Act Controls	18
Section 7.02. Governing Law	19
Section 7.03. Successors	19
Section 7.04. Severability	19
Section 7.05. Counterpart Originals	19
Section 7.06. Table of Contents, Headings, Etc.	19
Section 7.07. Validity or Sufficiency of Supplemental Indenture	19
Section 7.08. Waiver of Jury Trial	19

i

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 21, 2025, between Verisk Analytics, Inc., a Delaware corporation, as the Company (the “Company”) and Computershare Trust Company, National Association, a national banking association, as successor to Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 6, 2019 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s senior notes.

WHEREAS, the Company desires and has requested the Trustee pursuant to Section 9.01 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes (as defined below).

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company.

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 4.500% Senior Notes due 2030 (the “2030 Notes”) and the Holders of the 5.125% Senior Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Relationship with Base Indenture. The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of each series of the Notes.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture.

Section 1.02. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“2030 Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“2036 Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“2030 Notes Par Call Date” has the meaning assigned to it in Section 3.03(a) hereof.

“2036 Notes Par Call Date” has the meaning assigned to it in Section 3.03(a) hereof.

“Acquisition” means the acquisition of Exactlogix, Inc. d/b/a AccuLynx.com (“AccuLynx”) by the Company pursuant to the Merger Agreement.

“Additional 2030 Notes” has the meaning assigned to such term in Section 2.02(a) hereof.

“Additional 2036 Notes” has the meaning assigned to such term in Section 2.02(b) hereof.

“Additional Notes” has the meaning assigned to such term in Section 2.02(b) hereof.

“Attributable Debt” means, when used in connection with a Sale/Leaseback Transaction, at the time of determination, the lesser of:

(1) the fair value of such property (as determined in good faith by the Board of Directors of the Company), and

(2) the present value of the total net amount of rent required to be paid under the lease related to such property during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semi-annually as determined by the Company’s principal accounting or financial officer.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

“Change of Control” means:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” or “group” of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Company’s Voting Stock (for the purposes of this clause, such Person or group shall be deemed to beneficially own any of the Company’s Voting Stock held by a parent entity if such Person or group is the “beneficial owner,” directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity); or

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the Company’s outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries taken as a whole to any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than to the Company or one of its subsidiaries; or

(4) the adoption by the Company’s stockholders of a plan or proposal for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) no Person or group is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of the holding company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.03(b) hereof.

“Change of Control Payment” has the meaning assigned to such term in Section 4.03(b)(i) hereof.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.03(b)(ii) hereof.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline. Notwithstanding anything herein to the contrary, no Change of Control Repurchase Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, and includes, without limitation, all series and classes of such Common Stock.

“Consolidated Total Assets” means the total assets of the Company and its consolidated subsidiaries, as set forth on the Company’s most recent consolidated balance sheet, as determined under GAAP.

“default” means any event that is, or after notice or passage of time or both would be, an Event of Default under the Indenture.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“DTC” has the meaning assigned to such term in Section 2.01(d) hereof.

“GAAP” means with respect to any computations required or permitted under the Indenture, generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however if the Company is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note Legend” means the legend set forth in Section 2.01(g) hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, in the form of Exhibit A and Exhibit B hereto issued in accordance with Section 2.01 hereof.

“Guarantor” means any entity that guarantees the payment of the Notes pursuant to a supplement to the Base Indenture.

“Holder” means a Person in whose name a Note is registered.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, together, as amended, supplemented or restated from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2030 Notes” means the first $750,000,000 aggregate principal amount of the 2030 Notes issued under this Supplemental Indenture on the date hereof.

“Initial 2036 Notes” means the first $750,000,000 aggregate principal amount of the 2036 Notes issued under this Supplemental Indenture on the date hereof.

“Initial Notes” means the Initial 2030 Notes and the Initial 2036 Notes.

“Investment Grade” means BBB- or higher by S&P (or its equivalent under any successor rating category of S&P’s) and Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s) or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us in accordance with the definition of “Rating Agency.”

“ISO” means Insurance Services Office, Inc., a Delaware corporation.

“Lien” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

“Merger Agreement” means the Agreement and Plan of Merger entered into on July 29, 2025 by and among the Company, Lenny Merger Sub, Inc., an Illinois corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), ExactLogix, Inc., an Illinois corporation d/b/a AccuLynx.com (“ExactLogix”), and Richard Spanton, Jr., an individual, solely in his capacity as representative of the equityholders of ExactLogix thereunder, pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into ExactLogix, with ExactLogix surviving as a wholly owned subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Par Call Date” has the meaning assigned to it in Section 3.03(a) hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Liens” has the meaning assigned to it in Section 4.01(a) hereof.

“Permitted Subsidiary Acquisition Indebtedness” means indebtedness of any subsidiary of the Company which is:

(a) owed by any Person at the time (i) such Person becomes a subsidiary of or is merged with or into the Company or a subsidiary of the Company or (ii) a subsidiary acquires any property from such Person and which indebtedness is expressly assumed by such subsidiary at the time of such acquisition; provided that (A) such indebtedness was not created, incurred, or assumed by such Person or such subsidiary in contemplation of such acquisition, (B) in the event such indebtedness shall be guaranteed, such guarantee shall be unsecured and shall be given by ISO and/or the Company, and (C) the principal amount of such indebtedness shall not be increased at any time after it is first acquired or assumed, as applicable, or

(b) incurred by such subsidiary to finance or to refinance such acquisition; provided that (i) such indebtedness shall be incurred substantially simultaneously with the consummation of such acquisition, (ii) the principal amount of such indebtedness incurred in connection with such acquisition shall not be increased at any time after it is first incurred, (iii) the principal amount of such indebtedness (together with any accrued interest thereon and closing costs relating thereto) shall at no time exceed one hundred percent (100%) of the original purchase price of such acquisition, and (iv) in the event such indebtedness shall be guaranteed, such guarantee shall be unsecured and shall be given by ISO and/or the Company.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s do not make a rating on a series of Notes publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or “organizations”, as the case may be, selected by the Company (as certified by a resolution of the Company’s Board of Directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” means the Notes of a particular series are rated below Investment Grade by both of the Rating Agencies on any date during the period from the date 60 days prior to the first public notice of an arrangement that could result in a Change of Control until the end of the 60 day period following the consummation of such Change of Control (which period will be extended following the consummation of such Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible downgrade in its rating of the Notes).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby either the Company transfers, or any of its subsidiaries transfers, such property to a Person and either the Company or any of its subsidiaries leases it back from such Person.

“Special Mandatory Redemption” has the meaning assigned to it in Section 3.04(a) hereof.

“Special Mandatory Redemption Date” has the meaning assigned to it in Section 3.04(b) hereof.

“Special Mandatory Redemption End Date” has the meaning assigned to it in Section 3.04(a) hereof.

“Special Mandatory Redemption Event” has the meaning assigned to it in Section 3.04(a) hereof.

“Special Mandatory Redemption Price” has the meaning assigned to it in Section 3.04(a) hereof.

“subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person or (c) one or more subsidiaries of such Person.

“Supplemental Indenture” means this Sixth Supplemental Indenture, dated as of the date hereof, by and between the Company and the Trustee, governing each series of Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Treasury Rate” means, with respect to any date of redemption, the yield determined by the Company in accordance with following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person. With respect to the Company, references to “Voting Stock” shall refer to the Company’s Common Stock, par value $0.001 per share.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating. (a) The 2030 Notes and the Trustee’s certificate of authentication included thereon will be substantially in the form of Exhibit A hereto. The 2030 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each 2030 Note will be dated the date of its authentication. The 2030 Notes will initially be issued in the form of one or more Registered Global Securities, without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof.

(b) The 2036 Notes and the Trustee’s certificate of authentication included thereon will be substantially in the form of Exhibit B hereto. The 2036 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each 2036 Note will be dated the date of its authentication. The 2036 Notes will initially be issued in the form of one or more Registered Global Securities, without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof.

(c) The terms and provisions contained in each series of the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of this Supplemental Indenture or any Note conflicts with the express provisions of the Base Indenture, the provisions of this Supplemental Indenture or the Notes, as the case may be, will govern and be controlling.

(d) Notes issued in global form will be substantially in the form of (i) with respect to the 2030 Notes, Exhibit A attached hereto (including the Global Note Legend thereon) and (ii) with respect to the 2036 Notes, Exhibit B attached hereto (including the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes of an applicable series as will be specified therein and each will provide that it will represent the aggregate principal amount of such series of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of such series of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of such series of outstanding Notes represented thereby will be made by the Trustee or the custodian of the Notes, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.02 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(e) Neither series of the Notes shall be exchangeable for or convertible into the common stock of the Company or any other security.

(f) The Company will not pay additional amounts on any series of Notes held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted.

(g) The following legends will appear on the face of all Global Notes of each series issued under this Supplemental Indenture.

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Issuance of Additional Notes. (a) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue additional 2030 Notes under this Supplemental Indenture which will have identical terms as the Initial 2030 Notes issued on the date hereof, other than with respect to the date of issuance, the issue price and, in some cases, the first interest payment date (“Additional 2030 Notes”); provided that the Company is in compliance with the covenants contained in the Base Indenture and this Supplemental Indenture. The Initial 2030 Notes issued on the date hereof and any Additional 2030 Notes issued shall be treated as a single class for all purposes under the Base Indenture and this Supplemental Indenture; provided that if such Additional 2030 Notes are not fungible with the Initial 2030 Notes for U.S. federal income tax purposes, such Additional 2030 Notes will have a separate CUSIP number.

(b) The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, to issue additional 2036 Notes under this Supplemental Indenture which will have identical terms as the Initial 2036 Notes issued on the date hereof, other than with respect to the date of issuance, the issue price and, in some cases, the first interest payment date (“Additional 2036 Notes” and, together with the Additional 2030 Notes, the “Additional Notes”); provided that the Company is in compliance with the covenants contained in the Base Indenture and this Supplemental Indenture. The Initial 2036 Notes issued on the date hereof and any Additional 2036 Notes issued shall be treated as a single class for all purposes under the Base Indenture and this Supplemental Indenture; provided that if such Additional 2036 Notes are not fungible with the Initial 2036 Notes for U.S. federal income tax purposes, such Additional 2036 Notes will have a separate CUSIP number.

(c) With respect to any Additional Notes of any series, the Company will set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which will be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes of such series to be authenticated and delivered pursuant to this Supplemental Indenture; and

(ii) the issue price, the issue date, the initial interest payment date and the CUSIP number of such Additional Notes of such series.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notice of Redemption; Selection of Securities. The Company will send by first class mail (or otherwise transmit in accordance with DTC procedures) notice of any redemption at least 10 days but not more than 60 days before the date of redemption to each Holder of the Notes of the applicable series to be redeemed setting forth the information to be stated in such notice as provided in Article 3 of the Base Indenture. If less than all of the Notes of such series are to be redeemed, the Notes of such series to be redeemed shall be selected by the Trustee by such method as the Trustee deems to be fair and appropriate and in accordance with the procedures of the Depositary.

Section 3.02. Notes Redeemed in Part. No Notes of principal amount of $2,000 or less may be redeemed in part.

Section 3.03. Optional Redemption. (a) Prior to July 15, 2030 (one month prior to the maturity date of the 2030 Notes) (the “2030 Notes Par Call Date”) with respect to the 2030 Notes or November 15, 2035 (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date”) (each such date is referred to as a “Par Call Date”) with respect to the 2036 Notes, the Company may redeem the Notes of the applicable series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Notes Par Call Date or the 2036 Notes matured on the 2036 Notes Par Call Date, as applicable) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the applicable series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

(b) On or after the 2030 Notes Par Call Date (in the case of the 2030 Notes) or 2036 Notes Par Call Date (in the case of the 2036 Notes), the Company may redeem the Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d) Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes of the applicable series to be redeemed.

(e) If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the applicable Note is registered at the close of business on such interest record date, and no additional interest is payable to Holders whose Notes will be subject to redemption by the Company.

(f) In the case of a partial redemption of Notes of a series, selection of the Notes of such series for redemption shall be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with DTC procedures. No Notes of a principal amount of $2,000 or less may be redeemed in part. The principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. If any Note of a series is to be redeemed in part only, the notice of redemption that relates to the Note of the applicable series shall state the portion of the principal amount of the note to be redeemed. A new Note of the applicable series in a principal amount equal to the unredeemed portion of such Note shall be issued in the name of the holder of such Note upon surrender for cancellation of the original note. For so long as the Notes of a series are held by DTC (or another depositary), the redemption of the Notes of such series shall be done in accordance with the policies and procedures of the depositary.

(g) Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the Notes of such series being redeemed or portions thereof called for redemption.

Section 3.04. Special Mandatory Redemption. (a) If (i) the Acquisition is not consummated on or prior to the later of (x) January 5, 2026 and (y) the date that is five Business Days after any later date to which the parties to the Merger Agreement may agree to extend the “Termination Date” in the Merger Agreement (such later date, the “Special Mandatory Redemption End Date”), (ii) the Merger Agreement is terminated (other than in connection with the completion of the Acquisition) or (iii) the Company determines (in which case the Company will notify the Trustee, in writing) that the Acquisition will not be consummated prior to the Special Mandatory Redemption End Date or at all (any of the events described in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), the Company will redeem (the “Special Mandatory Redemption”) in whole and not in part the aggregate principal amount of the Notes of each series outstanding on the Special Mandatory Redemption Date (as defined below) at a redemption price, referred to as the “Special Mandatory Redemption Price,” equal to 101% of the aggregate principal amount of the Notes of the applicable series plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

(b) Upon the occurrence of a Special Mandatory Redemption Event, the Company will promptly (and in any event not more than five Business Days following such Special Mandatory Redemption Event) deliver written notice to the Trustee of the Special Mandatory Redemption Event and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the fifth Business Day following the date of such notice and no later than 30 days following the occurrence of the Special Mandatory Redemption Event) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered holder of the Notes to be redeemed. The Trustee will then promptly mail, or electronically deliver, according to the procedures of DTC, such notice of Special Mandatory Redemption to each registered holder of the Notes to be redeemed. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Company will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

(c) Upon the occurrence of the consummation of the Acquisition, Sections 3.04(a) and (b) regarding the Special Mandatory Redemption will cease to apply and shall thereafter have no effect.

Section 3.05. Mandatory Redemption. Other than with respect to a Special Mandatory Redemption Event as provided in Section 3.04, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

PARTICULAR COVENANTS

Section 4.01. Limitation on Liens. (a) The Company will not, and will not permit any of its subsidiaries to, create, assume, incur or permit to exist any Lien on any of its or such subsidiaries’ property or assets, whether owned on the date of issuance of the Notes or thereafter acquired, or upon any income or profits therefrom, in order to secure any of its indebtedness or that of its subsidiaries, unless the Notes are at least equally and ratably secured with such secured indebtedness (together with, if the Company so determines, any other indebtedness of or guaranty by the Company or such subsidiary then existing or thereafter created that is not subordinated to the Notes) for so long as such other indebtedness is so secured; provided, however, that the above restrictions shall not apply to the following (the “Permitted Liens”):

(i) Liens on property or other assets of any Person existing at the time such Person becomes a subsidiary, provided that such Lien was not incurred in anticipation of such Person becoming a subsidiary;

(ii) Liens in respect of Permitted Subsidiary Acquisition Indebtedness; provided that (i) each such Lien (A) shall be created substantially simultaneously with the acquisition of the related property or properties or (B) shall have existed on any property of a Person (1) at the time such Person becomes a subsidiary of or is merged with or into the Company or its subsidiary or (2) at the time a subsidiary acquires such property from such Person, and, in the case of each of the foregoing clauses (1) and (2), such Lien shall not have been created in contemplation of such acquisition, and (ii) no such Lien at any time shall encumber any property or properties other than the related property or properties financed by such Permitted Subsidiary Acquisition Indebtedness and the proceeds thereof;

(iii) Liens on property or assets to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the acquisition of such property or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(iv) Liens in the Company’s favor or in favor of any Guarantor of the Notes;

(v) Liens existing on the date of issuance of the Notes;

(vi) Liens on property or other assets of a Person existing at the time the Person is merged into or consolidated with the Company or any of its subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to either the Company or any of its subsidiaries provided that such Lien was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(vii) extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to above without increase of the principal of the indebtedness (plus any premium or fee payable in connection with any such extension, renewal or replacement) secured by the Lien; provided, however, that any Permitted Liens shall not extend to or cover any of the Company’s or its subsidiaries’ property, as the case may be, other than the property specified in the foregoing clauses and improvements to this property; and

(viii) Liens arising in connection with trade letters of credit issued for the Company’s account or the account of a subsidiary securing the reimbursement obligations in respect of such letters of credit, provided, that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property.

(b) Notwithstanding Section 4.01(a) the Company and any of its subsidiaries may create, assume, incur or guarantee indebtedness secured by a Lien without equally and ratably securing the Notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any indebtedness that is concurrently being retired, the sum of (a) the aggregate amount of all outstanding indebtedness secured by Liens other than Permitted Liens, and (b) the Attributable Debt of all of the Company’s and its subsidiaries’ Sale/Leaseback Transactions permitted by Section 4.02(b)(v) does not at such time exceed 7.5% of Consolidated Total Assets.

Section 4.02. Limitation on Sale/Leaseback Transactions. (a) The Company will not, and will not permit any of its subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any real or personal property, whether now owned or hereafter acquired by the Company or any of its subsidiaries, unless:

(i) The Company or such subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a Lien on the property involved in the transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes under Section 4.01 above; or

(ii) the net proceeds of the sale of the property to be leased are at least equal to such property’s fair market value, as determined by the Company’s Board of Directors, and the proceeds are applied within 270 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of any of the Company’s indebtedness that ranks equally with the Notes or any indebtedness of the Company’s subsidiaries.

(b) Notwithstanding Section 4.02(a), the Company shall be permitted to enter into Sale/Leaseback Transactions, without complying with the requirements of Section 4.02(a) above, if:

(i) the Sale/Leaseback Transaction was entered into prior to the date of issuance of the Notes;

(ii) the Sale/Leaseback Transaction is between the Company and any wholly-owned subsidiary of the Company, or between wholly-owned subsidiaries of the Company;

(iii) the Sale/Leaseback Transaction involves leases for a period of no longer than three years;

(iv) the Sale/Leaseback Transaction is one in which the lease for the property or asset is entered into within 180 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest; or

(v) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by Liens permitted under Section 4.01(b) above, does not exceed 7.5% of Consolidated Total Assets.

Section 4.03. Offer to Purchase Upon Change of Control Repurchase Event. (a) With respect to each series of the Notes, upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all of the Notes of a series pursuant to Section 3.03 hereof, each Holder shall have the right to require the Company to purchase such Holder’s Notes of such series in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the rights of Holders of record on the relevant interest record date to receive interest due on the relevant interest payment date), pursuant to and in accordance with the offer described in this Section 4.03, provided that after giving effect to the purchase, any Notes of such series that remain outstanding shall have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.

(b) Within 30 days following any Change of Control Repurchase Event, unless the Company has exercised its right to redeem all of the Notes of a series pursuant to Section 3.03 hereof, the Company shall send by first class mail (or otherwise transmit in accordance with DTC procedures) a notice (the “Change of Control Offer”) to each Holder of such series of Notes, with a copy to the Trustee, which notice shall state:

(i) that such Change of Control Repurchase Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of repurchase (subject to the rights of Holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);

(ii) the date of repurchase, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed (or otherwise transmitted in accordance with DTC procedures), other than as may be required by law (the “Change of Control Payment Date”);

(iii) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes of such series called for redemption to be repurchased; and

(iv) if the notice is mailed (or otherwise transmitted in accordance with DTC procedures) prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned upon the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes of such series called for redemption or portions thereof (equal to $2,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer, and shall deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes so tendered. The Company shall also deliver or cause to be delivered to the Trustee the Notes of such series so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes of such series called for redemption or portions of such series of Notes being repurchased by the Company. The Paying Agent shall promptly mail (or otherwise transmit in accordance with DTC procedures) to each tendering Holder the Change of Control Payment for the Notes of such series called for redemption tendered by such Holder and accepted by the Company for purchase, and the Trustee, upon receipt of a written order delivered by the Company, shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Note of such series surrendered, if any, provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

(e) Holders of the Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act in connection with the repurchase of all Notes pursuant to a Change of Control Offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue of such conflict.

(g) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by the Company, and such third party purchases all Notes validly tendered and not withdrawn under its offer.

ARTICLE 5

DEFAULTS

Section 5.01. Defaults. In addition to the Events of Default described in the Base Indenture, the following shall constitute an “Event of Default” with respect to the Notes of each series under this Supplemental Indenture:

(a) (i) a failure to make any payment at maturity, including any applicable grace period, on any of the Company’s or a Guarantor’s indebtedness in an amount in excess of $50 million and continuance of this failure to pay or (ii) a default on any of the Company’s or any Guarantor’s indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (i) or (ii) above, 30 days or more after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of the applicable series; provided, however, that if the failure, default or acceleration referred to in clause (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured.

ARTICLE 6

RESERVED

ARTICLE 7

MISCELLANEOUS

Section 7.01. Trust Indenture Act Controls. This Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 7.02. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture and the Notes, without regard to conflicts of laws principles thereof.

Section 7.03. Successors. All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 7.04. Severability. In case any provision in this Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 7.05. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 7.06. Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.07. Validity or Sufficiency of Supplemental Indenture. The Trustee is not responsible for the validity or sufficiency of this Supplemental Indenture, or for the recitals contained herein.

Section 7.08. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

VERISK ANALYTICS, INC.,
as the Company

By:	/s/ Thomas Wong
	Name:	Thomas Wong
	Title:	Assistant General Counsel and Corporate Secretary

[Signature Page to Sixth Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

FORM OF FACE OF SECURITY

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. ISIN

Verisk Analytics, Inc.

4.500% Senior Notes Due 2030

No. $____________ As revised by the Schedule of Increases or Decreases attached hereto

Interest. Verisk Analytics, Inc., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to     , or registered assigns, the principal sum of    United States dollars (U.S.$    ), as revised by the Schedule of Increases or Decreases attached hereto, on August 15, 2030 and to pay interest thereon from     or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing February 15, 2026, at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant record date for such interest, which shall be February 1 or August 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VERISK ANALYTICS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Date of authentication:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF SECURITY

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 6, 2019, as supplemented by a Sixth Supplemental Indenture dated as of August 21, 2025 (as so supplemented, herein called the “Indenture”), between the Company and Computershare Trust Company, National Association, as successor to Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is initially limited in aggregate principal amount to $750,000,000.

Optional Redemption. Prior to July 15, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed. If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such interest record date, and no additional interest is payable to Holders whose Securities will be subject to redemption by the Company. In the case of a partial redemption, selection of the Securities for redemption shall be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with DTC procedures. No Securities of a principal amount of $2,000 or less may be redeemed in part. The principal amount of the Security remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. If this Security is to be redeemed in part only, the notice of redemption that relates to the Security shall state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security shall be issued in the name of the holder of the Security upon surrender for cancellation of this Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the Securities or portions thereof called for redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

“Treasury Rate” means, with respect to any date of redemption, the yield determined by the Company in accordance with following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States

Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Special Mandatory Redemption. This Note is subject to a Special Mandatory Redemption as provided in Section 3.04 of the Sixth Supplemental Indenture.

Except as set forth above, the Securities will not be redeemable by the Company prior to their maturity date and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding to be affected. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture contains customary limitations that restrict the Company’s ability to merge, consolidate or sell substantially all of its assets, place liens on its property or assets and engage in sale/leaseback transactions. Upon a Change of Control Repurchase Event (as defined in the Indenture), a holder of Securities will have the right, subject to certain terms and conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Securities of such holder at a purchase price equal to 101% of the principal amount of such Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Security	Amount of decrease in Principal Amount of this Security	Principal Amount of this Security following each decrease or increase	Signature of authorized signatory of Trustee

FORM OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, state the amount:

$

Date: ____________________          Your Signature: ______________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

FORM OF FACE OF SECURITY

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. ISIN

Verisk Analytics, Inc.

5.125% Senior Notes Due 2036

No. $____________ As revised by the Schedule of Increases or Decreases attached hereto

Interest. Verisk Analytics, Inc., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to     , or registered assigns, the principal sum of    United States dollars (U.S.$    ), as revised by the Schedule of Increases or Decreases attached hereto, on February 15, 2036 and to pay interest thereon from     or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing February 15, 2026, at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant record date for such interest, which shall be February 1 or August 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VERISK ANALYTICS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Date of authentication:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF SECURITY

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 6, 2019, as supplemented by a Sixth Supplemental Indenture dated as of August 21, 2025 (as so supplemented, herein called the “Indenture”), between the Company and Computershare Trust Company, National Association, as successor to Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is initially limited in aggregate principal amount to $750,000,000.

Optional Redemption. Prior to November 15, 2035 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed. If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such interest record date, and no additional interest is payable to Holders whose Securities will be subject to redemption by the Company. In the case of a partial redemption, selection of the Securities for redemption shall be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with DTC procedures. No Securities of a principal amount of $2,000 or less may be redeemed in part. The principal amount of the Security remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. If this Security is to be redeemed in part only, the notice of redemption that relates to the Security shall state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security shall be issued in the name of the holder of the Security upon surrender for cancellation of this Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the Securities or portions thereof called for redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

“Treasury Rate” means, with respect to any date of redemption, the yield determined by the Company in accordance with following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States

Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Special Mandatory Redemption. This Note is subject to a Special Mandatory Redemption as provided in Section 3.04 of the Sixth Supplemental Indenture.

Except as set forth above, the Securities will not be redeemable by the Company prior to their maturity date and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding to be affected. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture contains customary limitations that restrict the Company’s ability to merge, consolidate or sell substantially all of its assets, place liens on its property or assets and engage in sale/leaseback transactions. Upon a Change of Control Repurchase Event (as defined in the Indenture), a holder of Securities will have the right, subject to certain terms and conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Securities of such holder at a purchase price equal to 101% of the principal amount of such Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Security	Amount of decrease in Principal Amount of this Security	Principal Amount of this Security following each decrease or increase	Signature of authorized signatory of Trustee

FORM OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, state the amount:

$

Date: ____________________           Your Signature: ______________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ____________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

B-10